Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	TJF, LLC

Address of Joint Filer:	c/o Landcadia Holdings III, Inc.
1510 West Loop South
Houston, Texas 77027

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Landcadia Holdings III, Inc. [LCY]

Date of Event Requiring Statement:	10/08/2020
(Month/Day/Year):

Designated Filer:	TJF, LLC

Name of Joint Filer:	Tilman J. Fertitta

Address of Joint Filer:	c/o Landcadia Holdings III, Inc.
1510 West Loop South
Houston, Texas 77027

Relationship of Joint Filer to Issuer:	Officer (Chief Executive Officer), Director, 10% Owner

Issuer Name and Ticker or Trading Symbol:	Landcadia Holdings III, Inc. [LCY]

Date of Event Requiring Statement:	10/08/2020
(Month/Day/Year):

Designated Filer:	TJF, LLC